NOTICE OF REDEMPTION

FB Capital Statutory Trust III

7,500 Floating Rate Capital Securities

and

232 Floating Rate Common Securities

NOTICE IS HEREBY GIVEN in connection with the Amended and Restated Declaration of Trust dated as of September 20, 2007 between WesBanco, Inc. (as successor to Fidelity Bancorp, Inc.) as Sponsor, Wilmington Trust Company, as Institutional Trustee and Delaware Trustee, and the Administrators named therein that the Floating Rate Capital Securities and the Floating Rate Common Securities, together the “Securities,” will be redeemed on March 15, 2013 (the “Redemption Date”) at the stated liquidation amount ($1,000.00 per Security) plus accrued and unpaid Interest thereon to the Redemption Date (together, the “Redemption Price”).

The Redemption Price will become due and payable upon presentation of the Securities and Interest will cease to accrue on the Redemption Date.

In order to receive payment of the Redemption Price, the Securities certificates must be presented and surrendered to the Property Trustee at the address indicated below:

Wilmington Trust Company
1100 North Market Street
Rodney Square North
Wilmington, DE  19890-1615
Attn:  Michael H. Wass

Please contact Michael H. Wass at (302) 636-6398 if you have any questions.

NOTICE
Withholding of 28% of gross redemption proceeds of any payment made within the United States is required by the Job and Growth Tax Relief Act of 2003, unless the Paying Agent has the correct taxpayer identification number (social security or employer identification number) or exemption certificate of the Payee.  You must furnish a properly completed IRS Form W-9 (version updated 12/00 or later) when presenting your securities.

* No representation is made as to the correctness of any CUSIP number indicated above.

Dated:  January 29, 2013